Exhibit 10.1

EXECUTION COPY
THIRD AMENDMENT TO

AMENDED AND RESTATED CONSUMER CREDIT CARD PROGRAM

AGREEMENT

This Third Amendment (“Amendment Number Three”) dated as of October 11, 2013, to that certain Consumer Credit Card Program Agreement made as of December 6, 1999, as amended and restated as of November 5, 2009, and as amended as of October 29, 2010 and January 30, 2013, by and between J. C. PENNEY CORPORATION, INC., formerly known as J. C. Penney Company, Inc., a Delaware corporation, with its principal place of business at Plano, Texas, and GE CAPITAL RETAIL BANK, assignee of Monogram Credit Card Bank of Georgia and formerly known as GE Money Bank, with its principal place of business at 170 W. Election Road, Draper, Utah 84020 (the “Agreement”).  Capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.

WITNESSETH:

WHEREAS, JCPenney and Bank desire to make certain changes to the Agreement, including (i) extending the current Initial Term of the Agreement, (ii) providing for certain payments from Bank to JCPenney, (iii) modifying the gain share provisions of the Agreement, (iv) modifying certain termination rights, (v) modifying the parties’ rights and obligations with respect to the Dual Card Program, and (vi) providing certain other changes to the rights and obligations of the parties.

NOW, THEREFORE, in consideration of the terms and conditions stated herein, and for good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

I.           Extension of Initial Term.  Bank and JCPenney hereby agree to the following change to the Initial Term of the Agreement.

A.           Term Extension.  Section 10.1 of the Agreement shall be deleted in its entirety and superseded by the following:

“10.1  Initial and Renewal Term.  This Agreement shall be effective as of the Effective Date and shall remain in effect until February 1, 2020 (the “Initial Term”) and shall thereafter be automatically renewed for successive two (2) Fiscal Year terms (the

 “Renewal Term(s)”) unless either party gives the other party at least three hundred sixty (360) days’ notice of its intent not to renew.  The parties shall have the additional rights and obligations in respect of renewal set forth in Schedule 10.1.”

II.           Additional Payments to JCPenney.  Bank and JCPenney hereby agree to the following changes to the Agreement to add additional payments from Bank to JCPenney.

A.           Performance Payments.  Schedule 4.7 shall be deleted in its entirety and superseded by Schedule 4.7 attached to this Amendment Number Three.

B.           Growth Incentive Payments.  Schedule 4.8 shall be deleted in its entirety and superseded by Schedule 4.8 attached to this Amendment Number Three.

C.           Dual Card Signing Bonus.  Section 4.9 shall be added to the Agreement and read as follows:

“4.9  Dual Card Signing Bonus.  In consideration of the execution of Amendment Number Three, including the amendment of the parties’ obligations with respect to the Dual Card Program, Bank shall pay to JCPenney, the Dual Card Signing Bonus as defined and set forth in accordance with Schedule 4.9 on the date(s) specified on Schedule 4.9.”

III.           Changes to Gain Share.  Bank and JCPenney hereby agree to the following changes to the gain share provisions of the Agreement.

A.           Section 4.3 shall be amended by adding the following sentence to the end:

“This Section 4.3, Schedule 4.3, and the Attachments thereto shall have no effect for any Measurement Period after the First Measurement Period.  As of January 1, 2014, any reference to “Private Label Program Gain Share Payments” in the Agreement shall be deemed a reference to “Program Gain Share Payments,” and any reference to Section 4.3 or Schedule 4.3 (other than within this Section 4.3, Schedule 4.3, Section 4.11 or Schedule 4.11) shall be deemed a reference to Section 4.10 or Schedule 4.10, respectively.”

B.           Section 4.10 shall be added to the Agreement and read as follows:

“4.10  Program Gain Share Payment.  Commencing with calendar year 2014, Bank shall pay to JCPenney the Program Gain Share Payment(s) as defined in and calculated in accordance with Schedule 4.10 on the date(s) specified in such Schedule 4.10.”

C.           Schedule 4.10, attached to this Amendment Number Three, shall be incorporated into the Agreement in its entirety.

D.           Sections 4.11 and 4.12 shall be added to the Agreement and read as follows:

“4.11  2013 Gain Share Payments.  Notwithstanding anything in Section 4.3, Schedule 4.3, Article 13 or Schedule 13, the parties shall make payments to each other as calculated according to Schedule 4.11.

“4.12  Partial Year Calculations.  Notwithstanding anything in this Agreement, if a gain share payment pursuant to this Article IV is calculated for a period of less than a full calendar year, then Bank shall instead calculate such gain share payment based on the number of days in such partial period.”

E.           Schedule 4.11, attached to this Amendment Number Three, shall be incorporated into the Agreement in its entirety.

IV.           Changes to Termination Rights.  Bank and JCPenney hereby agree to the following changes in the Agreement to modify their respective termination rights.

A.           Section 9.1(h) of the Agreement shall be deleted in its entirety and replaced with the following:

“(h)  Intentionally Omitted.”

JCPenney shall not have any right to declare an Event of Default if the circumstances described in the version of Section 9.1(h) prior to this Amendment Number Three occur or have occurred.

B.           Section 9.1(i) of the Agreement shall be added to the Agreement and read as follows:

“(i)  It shall be an Event of Default by Bank if Bank fails to maintain a “Tier 1 risk-based capital ratio” (as defined in applicable federal bank regulations, as amended from time to time) of six percent (6.0%) at the end of any two consecutive fiscal quarters of Bank; provided, however, that (A) for such an Event of Default to be effective, a notice of termination must be delivered within sixty (60) days after such second consecutive fiscal quarter, and (B) the purchase shall close no later than three hundred sixty (360) days after Bank’s receipt of an Exercise Notice (rather than one hundred eighty (180) days (as otherwise specified in Schedule 10.2(a)).”

V.	Dual Card Program. Bank and JCPenney hereby agree to the following changes to the Agreement to modify the parties’ rights and obligations with respect to the Dual Card Program.

A.           Dual Card Program.  Schedule 13 of the Agreement shall be deleted in its entirety and superseded with the Amended and Restated Schedule 13 attached to this Amendment Number Three.

The title of Article XIII of the Agreement is deleted in its entirety and superseded by the following:  “DUAL CARD PROGRAM”

B.           Marketing Fund.  The definition of “Bank Dual Card Marketing Obligation” in Schedule 15.1 shall be deleted in its entirety and superseded by the language contained on the attached excerpt of Schedule 15.1.

C.           Dual Card Loyalty Program.  The definition of “Dual Card Loyalty Program” in Schedule 15.1 shall be deleted in its entirety and superseded with the following:

““Dual Card Loyalty Program” means the loyalty program provided by JCPenney for Dual Cardholders, which program shall have:  (a) for Original Dual Card Accounts, the same features and benefits as it does immediately before the effective date of Amendment Number Three until paragraph (b) applies; and (b) beginning with the Dual Card Account plastics being mailed pursuant to Section 13.2(a) of Schedule 13, a program with the following features:  (i) a value proposition at least equal to one (1) point for each dollar spent on Dual Cards at locations other than JCPenney Locations, (ii) additional bonus point offers (e.g. double points on gas or grocery purchase) to be agreed to by the parties and (iii) merchandise certificates of ten dollars ($10.00) for each one thousand (1,000) points earned, redeemable for no less than forty-five (45) days from date of mailing at JCPenney stores or its Internet operations (but expressly excluding catalog sales merchants or any successor operations substantially similar to the catalog sales merchant business), to be fulfilled via billing statement, in each case subject however, to all restrictions and exclusions applicable to the jcp rewards program certificates as they apply to Private Label Card Cardholders.  In developing bonus point offers pursuant to (ii) above, the parties will target an effective overall reward (including base rewards in (i) above) of two (2) points for each dollar spent on Dual Cards at locations other than JCPenney Locations.”

D.           Dual Card Purchases at Drug Chain.  As of January 1, 2014, Schedules 3.27 and 3.28 are deleted in their entirety.

VI.	Additional Changes. Bank and JCPenney hereby agree to the following additional changes to the Agreement.

A.           Modifications to Store Sale/Closing-Related Account.  The definition of “Store Sale/Closing-Related Account” in Schedule 15.1 shall be deleted in its entirety and superseded by the following:

““Store Sale/Closing-Related Account” means, after any Store Sale/Closing Date, an Account, the primary Cardholder of which is (i) two (2) or more payments past due on his or her Account at the time of sale of such Account, (ii) lives within a zip code area that is within fifty (50) miles of the department store or stores being closed or sold on a Store Sale/Closing Date and there is no other department store doing business as JCPenney within fifty (50) miles, and (iii) has an Account which does not have any Purchases debited to it made through the catalog or the Internet or other locations (other than the store being closed) within (x) the twelve (12) month period prior to the Store Sale/Closing Date or (y) after the Store Sale/Closing Date; provided, however, that the condition in clause (i) shall not apply if, upon the relevant Store Sale/Closing Date: (a) JCPenney operates fewer than four hundred (400) retail stores, and (b) the aggregate square footage of all retail stores operated by JCPenney is less than forty million (40,000,000) square feet.”

B.           Authorized Entities.  The definition of “Authorized Entity” in Schedule 15.1 of the Agreement is amended by adding the following to the end:

“Notwithstanding anything in this Agreement:  (a) JCPenney shall use commercially reasonable efforts to ensure that CVS Stores, Rite-Aid, and the website located at www.sephora.com (or its successor) (the “Designated Authorized Entities”) accept Private Label Cards through June 30, 2016; (b) JCPenney shall communicate on an ongoing basis with Private Label Cardholders regarding their ability to use Private Label Cards at the Designated Authorized Entities in a manner reasonably acceptable to both JCPenney and Bank; and (c) if at any point JCPenney operates fewer than six hundred (600) retail stores, or announces retail store closings that will result in the number of retail stores JCPenney operates falling below six hundred (600), then upon Bank’s request JCPenney will promptly use reasonable efforts to arrange for direct settlement between Bank and the Designated Authorized Entities for Private Label Credit Card transactions.”

C.           GE Capital Guaranty.  Subject to the terms hereof, the GE Capital Guaranty is hereby canceled and shall be of no force or effect with regard to an event or circumstance occurring after the date that Bank and JCPenney execute this Amendment Number Three.  JCPenney and Bank hereby agree that the references to “GE Capital Guaranty” in the Agreement are deleted.  The parties acknowledge and agree that the GE Capital Guaranty shall remain in full force and effect solely until December 31, 2014 with respect to all events and circumstances occurring prior to the date of this Amendment Number Three, whether (i) known by JCPenney on the date of this Amendment Number Three, or (ii) existing but unknown to JCPenney on the date of this Amendment Number Three (regardless of whether such event or circumstance should have been known to JCPenney in Bank’s or GE Capital’s opinion on the date of this Amendment Number Three).

D.           Material Adverse Effect.  The definition of “Gross Revenue” in Section 2(iii) of Schedule 10.7 is hereby deleted in its entirety and superseded by the following:

““Gross Revenue” means the sum of Program Total Net Finance Charges, Total Net Late Fees, Total Net NSF Fees, Total Promotional Discount Fees and Other Earned Income.”

E.           Special JCPenney Card Programs.  Section (d) of Schedule 3.3(a)-(e) is hereby deleted in its entirety and superseded by the following:

“(d)  Bank shall continue to open and maintain accounts under the VIP program described in Exhibit C, or as such program is changed by the mutual agreement of the parties.”

F.           Outsourcing.  Bank and JCPenney agree that all references to “GE Capital” in Section 3.23 of the Agreement are hereby deleted.

G.           Association.  The definition of “Association” in Section 15.1 is amended by adding the following at the end:

“As of the effective date of Amendment Number Three, the Association is Mastercard International.  Any change to another Association must be mutually agreed upon in writing by the parties.”

H.           Assignability.  Section (b) of Schedule 12.1 is hereby deleted in its entirety and superseded by the following:

“(b)  Except as provided in this Schedule 12.1, neither JCPenney nor Bank may assign its respective rights and obligations under this Agreement without the prior written consent of the other party.  Notwithstanding the foregoing:  (i) Bank may assign all or a portion of its rights and obligations under this Agreement to any of its Affiliates, or otherwise use any of them to perform functions of Bank hereunder, without the prior written consent of JCPenney, provided that no such assignment shall release Bank from its obligations hereunder; and (ii) in the event that any Authorized Entity which is an Affiliate of JCPenney shall cease to be an Affiliate of JCPenney, at the request of JCPenney, Bank shall permit such Affiliate to continue to participate in the Program as an Authorized Entity.”

I.           Performance Standards.  Clause (iii) of Schedule 2.1(g) is hereby deleted in its entirety and superseded by the following:

“Employ at least four (4) dedicated analytical and modeling personnel in connection with the Program for marketing, operational and risk management purposes, plus additional resources as are necessary for specific tasks;”

J.           Certain Obligations of JCPenney Under the Program.  The first paragraph of Section 2.2 is hereby deleted in its entirety and superseded by the following:

“(a)  During the term of this Agreement, JCPenney shall, at its expense (unless otherwise specified herein), in accordance with the terms and conditions of this Agreement:  perform and cause each other Authorized Entity to perform,  in-store services in a manner which in the aggregate is at least equivalent to that provided to Bank during the one (1) year immediately prior to February 1, 2014 to encourage the creation of Accounts and facilitate the use of Accounts by Cardholders.  JCPenney shall, and shall cause the other Authorized Entities to, perform such services, including the following in-store activities:”

VII.           Amendment Number Three Effective Date. This Amendment Number Three shall become effective as of the date it has been executed by both parties.

VIII.           Miscellaneous.

A.           The execution, delivery and performance of this Amendment Number Three has been duly authorized by all requisite corporate action on the part of JCPenney and Bank and upon execution by all parties, will constitute a legal and binding obligation of each thereof.

B.           The Agreement, as amended by this Amendment Number Three, constitutes the entire understanding of the parties with respect to the subject matter thereof.  Except as expressly amended hereby, the terms and conditions of the Agreement shall continue and remain in full force and effect.  In the event of any conflict between the Agreement and this Amendment Number Three, the terms and conditions of this Amendment Number Three shall govern.

C.           The parties hereto agree to execute such other documents and instruments and to do such other and further things as may be necessary or desirable for the execution and implementation of this Amendment Number Three and the consummation of the transactions contemplated hereby and thereby.

D.           This Amendment Number Three may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement.  A facsimile or other electronic signature is as valid and binding as an original.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment Number Three as of the date set forth above.

J. C. PENNEY CORPORATION, INC.                                                              GE CAPITAL RETAIL BANK

By:   /s/ Kenneth Hannah                            By:   /s/ Brian Doubles
Title:        Executive Vice President                                                                                Title:       CFO
                and Chief Financial Officer